SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                December 17, 2007
                               ------------------
                         Date of Earliest Reported Event

                              AMEN PROPERTIES, INC.
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             (Exact name of registrant as specified in its Charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

                                    000-22847
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                            (Commission File Number)

                                   54-1831588
                        ---------------------------------
                        (IRS Employer Identification No.)

                         303 W. Wall Street, Suite 2300
                              Midland, Texas 79701
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               (Address of principal executive offices) (Zip Code)

                                 (432) 684-3821
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              (Registrant's telephone number, including area code)

                                       NA

              ----------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                    FORM 8-K

Item 1.01 - Entry into Material Definitive Agreement

       See discussion of agreements under Item 2.01 below.

Item 2.01 - Completion of Acquisition or Disposition of Assets On December 17, 2007 Amen Properties, Inc. (the "Company") completed the acquisition of all of the net profits royalties owned by Santa Fe Energy Trust (the "Trust") in accordance with the previously reported Purchase and Sale Agreement (the "Trust Agreement") which was entered into on November 8, 2007 with Bank of New York Trust Company, N. A., the trustee of the Trust. Under the terms of Trust Agreement, the Company purchased assets consisting of the Trust's interests in certain royalty interests and working interests in oil and gas properties located in a number of different states. The Trust Agreement provided for an adjustment to the purchase price for changes in commodity prices between the date of the Trust Agreement signing and the closing date. After these adjustments, the final purchase price paid to the Trust was $50.5 million.

The Company owns 139,500 units of the Trust and is part of an affiliated ownership group, which includes certain of the Company's officers and directors, that owns 701,393 units of the Trust, approximately 11% of the outstanding units. The Company will continue to receive regular distributions from the Trust as a result of its unit ownership until the Trust's liquidation on or before February 15, 2008.

Additionally, on December XX, 2007 the Company completed the acquisition of the royalty and working interests of Devon Energy Production Company, L.P. ("Devon") in the properties subject to the Trust's net profits royalty in accordance with the previously reported Purchase and Sale Agreement (the "Devon Agreement") which was entered into on November 8, 2007. The final purchase price paid to Devon for its interests, after applicable adjustments, was $5.6 million.

Both the Trust Agreement and the Devon Agreement were amended to add an independent third party as the purchaser of $27 million of the acquired interests. After this purchase, the net purchase price paid for the remaining interests was $29.1 million.

The Company has instructed the sellers to convey the remaining interests into two new entities: the royalty interests will be conveyed to SFF Royalty, LLC and the working interests will be conveyed to SFF Production, LLC. In exchange for contributing $10 million in capital, the Company will receive a one third ownership interest in these new entities. The remaining ownership of the new entities will be divided amongst the acquisition investment group proportionately based on the percentage of capital provided. The investment group and management group of the new entities includes two of the Company's directors, Eric Oliver and Jon Morgan. Additionally, the two new entities have entered into a management agreement with Anthem Oil and Gas, Inc. to manage the interests in exchange for compensation equal to 5% of the gross proceeds. One of the Company's directors, Jon Morgan, is the president of Anthem Oil and Gas.

The Company paid for $840,000 of its capital contribution to the new entities in cash. An additional $2.2 million was secured via stub financing provided by Softvest, LP until the Company is able to liquidate a portion of its investment in the Trust, which is expected to occur by the end of 2007. One of the Company's directors, Eric Oliver, is the Managing Partner of Softvest, LP. The remaining $7 million was financed via a combination of equity and debt. The Company has entered into a Securities Purchase and Note Agreement (the

"Securities Agreement") that provides for the issuance of $4.3 million in Series D Preferred Stock and $2.7 million in short-term debt. The Series D Preferred Stock is non-convertible, has limited voting rights and is entitled to a dividend of eight and one half percent annually. Additionally, the Series D Preferred Stockholders will be allowed to designate up to two additional members of the Company's Board of Directors. The holders of the short term debt received 450,000 warrants which allow them to purchase the Company's common stock at a price of $6.02, which was the closing price on the day the Trust Agreement and Devon Agreement were signed. The Securities Agreement provides that the warrants will expire if not exercised by June 30, 2008 and the Company anticipates that the proceeds will be used to retire the related debt. Two of the Company's directors, Eric Oliver and Bruce Edgington, provided a portion of the Company's financing and are parties to the Securities Agreement, for which they will receive a portion of the preferred stock and warrants described above. Pursuant to NASDAQ regulations, the issuance of common stock upon exercise of the warrants issued under this Securities Agreement will require shareholder approval. The Company intends to seek such shareholder approval at either a special meeting called for that purpose or at the next annual shareholder meeting. The Company has received agreements to vote in favor of the approval of these warrants from shareholders representing over 50.1% of the outstanding shares.

Item 3.02 - Unregistered Sales of Equity Securities

See discussion of the issuance of the Series D Preferred Stock and the warrants in Item 2.01.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws Change in Fiscal
            Year

The filing of the Certificate of Designation of Series and Designation of Rights and Preferences of the Series D Preferred Stock of Amen Properties, Inc. (the "Certificate of Designation") with the Delaware Secretary of State on December 17, 2007 constituted an amendment to the Company's Certificate of Incorporation, designating the terms, rights and preferences of a new series of preferred stock of the Company.

Item 9.01  -   Financial Statements and Exhibits

     (a)       Financial Statements

               Financial Information is currently unavailable and is not included with this filing. The Company expects to have assembled the required financial information within the required filing period.

     (b)       Pro Forma Financial Information

               Pro Forma Financial Information is currently unavailable and is not included with this filing. The Company expects to have assembled the required pro forma financial information within the required filing period.

     (c)       Exhibits
                  3.1  -  Certificate of Designation of Rights and Preferences
                          of the Series D Preferred Stock of Amen Properties, Inc. (attached as an Exhibit to Exhibit 10.5 hereto)
                  4.1  -  Form of Warrant (attached as an Exhibit to Exhibit
                          10.5 hereto)
                  10.1 -  Amendment to Trust Agreement (Redacted)
                  10.2 -  Amendment to Devon Agreement (Redacted)
                  10.3 -  SFF Royalty, LLC Operating Agreement

                  10.4 -  SFF Production, LLC Operating Agreement
                  10.5 -  Amen Properties Securities Purchase and Note Agreement
                  10.6 -  Amen Properties Promissory Note to Softvest, LP
                  99.1 -  Amen Properties Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMEN Properties, Inc.
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                                      (Registrant)


                                      By:  /s/  Jon M Morgan
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 Date:  December 18, 2007                Jon M Morgan, Chief Executive Officer
                                         (Signature)